As filed with the Securities and Exchange Commission on May 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Erickson Incorporated

(Exact name of registrant as specified in its charter)

Delaware	93-1307561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(503) 505-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward T. Rizzuti

Vice President, General Counsel & Corporate Secretary

Erickson Incorporated

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(503) 505-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Michael P. Reed, Esq.

Frank M. Conner III, Esq.

Covington & Burling LLP

1201 Pennsylvania Avenue, NW

Washington, DC 20004-2401

Tel: (202) 662-6000

Fax: (202) 662-6291

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	3,233,332	$16.11(2)	$52,088,979	$6,710

(1)	Represents shares of common stock being registered for resale by certain selling stockholders. In accordance with Rule 416 under the Securities Act, the shares of common stock offered hereby also include such indeterminate number of shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of our common stock as reported on the NASDAQ Global Market on May 6, 2014.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 9, 2014

PROSPECTUS

Erickson Incorporated

3,233,332 Shares Of Common Stock

This prospectus relates solely to the resale or other disposition by the selling stockholders identified in this prospectus, or the Selling Stockholders, of up to 3,233,332 shares of our common stock. The shares of common stock were issued to the Selling Stockholders upon conversion of outstanding shares of our Mandatorily Convertible Cumulative Participating Preferred Stock, Series A, or the Preferred Stock, which converted in accordance with its terms on August 20, 2013 following stockholder approval of the issuance of shares of common stock upon such conversion in accordance with applicable NASDAQ Marketplace Rules.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby. We will pay the expenses related to the registration of the shares of common stock covered by this prospectus. The Selling Stockholders will pay any commissions and selling expenses they incur.

Our common stock is listed on the NASDAQ Global Market under the symbol “EAC.” On May 8, 2014, the last reported sale price of our common stock on the NASDAQ Global Market was $15.70 per share.

Investing in our common stock involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of our common stock and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should also carefully consider, among other things, the matters discussed in the section “Risk Factors.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless the context otherwise indicates or requires, the terms “Erickson,” “EAC,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Erickson Incorporated and its subsidiaries. Unless the context otherwise indicates or requires, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements are based upon management’s expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements relate to future events, plans, expectations and objectives regarding our business, financial condition and performance, and results of operations.

Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events, and our future results are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the aviation industry or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our other filings with the SEC that are incorporated herein by reference. You should not place undue reliance on

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forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus, currently unknown facts or conditions or the occurrence of unanticipated events.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by each of these cautionary statements.

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PROSPECTUS SUMMARY

Our Company

We are a leading global provider of aviation services to a diverse mix of commercial and government customers. We currently operate a diverse fleet of 90 rotary-wing and fixed wing aircraft, including a fleet of 20 heavy-lift Erickson S-64 Aircranes, or Aircranes. Our fleet supports a wide and worldwide variety of government and commercial customers, across a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. We also maintain a vertical manufacturing capability for the Aircrane, related components, and other aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. We typically lease our aircraft to customers for specific missions, with customers generally paying for the aircraft, maintenance, and crewing services, and in some cases, fuel expense. Within our fleet we have 20 Aircranes, a versatile and powerful heavy-lift helicopter that we manufacture in-house. The Aircrane has two models, the S-64E and the S-64F, and our fleet of 20 contains 13 and 7 of each model, respectively, making us the largest operator of Aircranes in the world. The Aircrane has a lift capacity of up to 25,000 pounds and is the only commercial aircraft built specifically as a flying crane, without a fuselage for internal loads. It is also unique in that it is the only commercial heavy-lift helicopter with an additional rear facing cockpit, combining an unobstructed view of the attached load and complete aircraft control for precision lift and load placement capabilities.

We own the Type and Production Certificates for the Aircrane, granting us exclusive design, manufacturing and related rights for the aircraft and original equipment manufacturer components. During the third quarter of 2013, we purchased the Type Certificate for engines used on the Aircrane as well as other aircraft. We also invest in new technologies and proprietary solutions with a goal of increasing our market share and entering new markets. We have remanufactured 36 Aircranes for our own fleet and for our customers in several countries worldwide. To date, we have sold and delivered nine Aircranes. We also offer cost per hour, or CPH, contracts pursuant to which we provide components and expendable supplies for a customer’s aircraft at a fixed cost per flight hour. We believe CPH contracts help our customers better predict and manage their maintenance costs. This sector of our business is referred to as Aircraft Manufacturing and Maintenance, Repair, and Overhaul.

During the year ended December 31, 2013, 34.2% of our net revenues were generated in the United States and 65.8% were generated outside of the United States.

We operate under Federal Aviation Administration Part 135, U.S. Air Carrier, and hold Commercial Airlift Review Board authority to operate both fixed wing and rotary wing aircraft for the United States Department of Defense, or DoD. The acquisition of Evergreen Helicopters, Inc., or EHI, from Evergreen International Aviation, Inc., or EIA, brought us the experience of working with the DoD for over 50 years, and we are currently participating in operations on six continents and in two oceans. We refer to this acquisition as the Evergreen Acquisition. We have the capability of deploying aircraft to support external load operations, passenger and cargo transportation, combination loads, low cost/low altitude airdrops, short takeoff and landing, and MEDEVAC/CASEVAC. Our aircraft can be equipped with Supplemental Type Certificated Night Vision Goggles, Ballistic Protection, and roller systems.

We are headquartered at 5550 SW Macadam Avenue, Suite 200, Portland, Oregon 97239 and our phone number is (503) 505-5800. Our website address is www.ericksonaviation.com. The information on, or accessible through, our website is not a part of this prospectus and shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

The Offering

Common stock offered by the Selling Stockholders:	3,233,332

Common stock to be outstanding after this offering:	13,810,936(1)

NASDAQ Global Market symbol:	EAC

Use of proceeds:	We will not receive any of the proceeds from the sale of the shares of common stock offered hereby.

(1)	The number of shares of common stock shown to be outstanding is based on the number of shares of common stock outstanding as of April 25, 2014 plus the number of shares of common stock offered hereby.

RISK FACTORS

An investment in our common stock involves a significant degree of risk, including the risks described in this prospectus. You should carefully consider the risks described below, together with the information under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any applicable prospectus supplement and the other information in this prospectus before making an investment in our common stock. If any of the risks described below actually occurs, our business, financial condition or results of operations could be materially and adversely affected. The risks and uncertainties described below are not the only risks facing our company. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks facing our company described below and elsewhere in this prospectus.

Risks Related to Our Common Stock

Existing stockholders exert significant influence over us. Their interests may not coincide with yours, and they may make decisions with which you may disagree.

As of April 25, 2014, entities affiliated with ZM Equity Partners, LLC who are also Selling Stockholders beneficially owned approximately 54.6% of our outstanding common stock, and two of our directors will continue to be managing directors of Centre Lane Partners LLC, an affiliate of ZM Equity Partners, LLC. As a result, these Selling Stockholders and their affiliates, acting individually or together, could exert significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. These Selling Stockholders and their affiliates may take action by written consent without a meeting of stockholders until such time as these Selling Stockholders and their affiliates no longer own at least 30% of our common stock. In addition, this concentration of ownership may delay or prevent a change in control of our Company and make some transactions more difficult or impossible without the support of these Selling Stockholders and their affiliates. The interests of these Selling Stockholders and their affiliates may not always coincide with our interests as a company or the interest of other stockholders. Accordingly, these Selling Stockholders and their affiliates could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that we expect securities or industry analysts to publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse affect on the market price of our common stock.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Provisions in our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

Our third amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•

the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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from and after such time as entities affiliated with ZM Equity Partners, LLC and their affiliates no longer own at least 30% of our common stock, a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

the requirement that a special meeting of stockholders may be called only by the chairman of our board of directors or our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or from otherwise attempting to obtain control of us;

•	the requirement of a 66 2/3% stockholder vote for the alteration, amendment, or repeal of certain provisions of our second amended and restated certificate of incorporation; and

•	stockholders may remove directors only for cause.

We are also subject to certain anti-takeover provisions under Delaware law. Under Delaware law, a corporation may, in general, only engage in a business combination with any holder of 15% or more of its capital stock if the holder has held the stock for three years, unless, among other possible exceptions, our board of directors has approved the transaction.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders may resell from time to time up to 3,233,332 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act). All of the shares of common stock offered pursuant to this prospectus were issued to the Selling Stockholders upon conversion of outstanding shares of our Preferred Stock, which converted in accordance with its terms on August 20, 2013 following stockholder approval of the issuance of shares of common stock upon such conversion in accordance with applicable NASDAQ Marketplace Rules.

The following table, based upon information currently known by us, sets forth as of April 25, 2014: (i) the number of shares of our common stock beneficially owned by the Selling Stockholders as of such date and (ii) the number of shares of our common stock that may be offered under this prospectus by the Selling Stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise, exchange or conversion of options or other exercisable, exchangeable or convertible securities. The percentages in the following table are calculated on the basis of 13,810,936 shares of common stock outstanding as of April 25, 2014, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after April 25, 2014. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering		Percentage of Common Stock Beneficially Owned Prior to this Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering (1)	Percentage of Common Stock Beneficially Owned Upon Completion of this Offering (1)
ZM Private Equity Fund I, L.P	1,580,723	(2)	11.4	913,732	666,991	4.8
ZM Private Equity Fund II, L.P	677,453	(2)	4.9	391,599	285,854	2.1
10th Lane Finance Co., LLC	634,763	(2)	4.6	634,763	0	0
The Yield Master Fund I, L.P.	12,407	(3)	*	12,407	0	0
Cetus Capital II, LLC	1,141,803		8.3	1,141,803	0	0
Littlejohn Opportunities Master Fund LP	110,873	(4)	*	92,177	18,696	*
SG Distressed Fund, LP	56,482	(4)	*	46,851	9,631	*

*	Less than 1.0%.
(1)	We do not know when or in what amounts the Selling Stockholders may offer shares of our common stock for sale. The Selling Stockholders may not sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the Selling Stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the Selling Stockholders.
(2)

Mr. Quinn Morgan serves on our board of directors and is the managing member of Q&U Investments LLC. Q&U Investments LLC is the managing member of ZM Private Equity Fund I GP, LLC, which is the general partner of ZM Private Equity Fund I, L.P.; Q&U Investments LLC is the managing member of ZM Private Equity Fund II GP, LLC, which is the general partner of ZM Private Equity Fund II, L.P.; and Q&U Investments LLC is the managing member of 10th Lane Partners LLC, which is the managing member of 10th Lane Finance Co., LLC. Accordingly, Mr. Morgan may

be deemed to have sole voting and investment power with respect to the shares held by ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC.
(3)	The Yield Fund G.P., LLC is the general partner of The Yield Master Fund I, L.P. and may be deemed to share beneficial ownership of the shares held by The Yield Master Fund I, L.P.
(4)	Littlejohn Opportunities GP LLC is the general partner of Littlejohn Opportunities Master Fund LP and SG Distressed Fund, LP, and may be deemed to share beneficial ownership of the shares held by Littlejohn Opportunities Master Fund LP and SG Distressed Fund, LP.

Material Relationships

ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, and 10th Lane Finance Co., LLC, which we refer to collectively as the ZM Funds, beneficially owned approximately 54.6% of our outstanding common stock as of April 25, 2014. Two of our directors, Quinn Morgan and Kenneth Lau, are also managers of the ZM Funds.

Evergreen Acquisition

In connection with the Evergreen Acquisition, we entered into a stock purchase agreement with all of EIA’s second lien lenders, including two of the ZM Funds and their affiliates, pursuant to which we issued 3,375,527 shares of our Preferred Stock to EIA’s second lien lenders. To facilitate our acquisition of EHI, the second lien lenders, including two of the ZM Funds and certain of their affiliates, executed certain waivers and consents pursuant to EIA’s second lien credit facility.

In connection with the Evergreen Acquisition, two of the ZM Funds and their affiliates received a total of 1,940,096 shares of our Preferred Stock. The two ZM Funds and their affiliates received 1,689,155 shares of Preferred Stock as repayment of $20.0 million of principal of their pro rata share of EIA’s second lien credit facility. In addition, we issued 632,911 shares of our Preferred Stock to EIA’s first lien lenders in connection with our acquisition of EHI and certain of those first lien lenders sold their shares to certain of the EIA second lien lenders, including two of the ZM Funds and certain of their affiliates, which collectively purchased 250,941 shares of our Preferred Stock.

Our Preferred Stock converted in accordance with its terms into shares of common stock on a one-for-one basis on August 20, 2013 following stockholder approval of the issuance of shares of common stock upon such conversion in accordance with applicable NASDAQ Marketplace Rules. All of the shares of common stock offered pursuant to this prospectus were issued to the Selling Stockholders upon conversion of the Preferred Stock.

Transaction Fee

In connection with the Evergreen Acquisition, 10th Lane Partners, LLC, an entity controlled by Q&U Investments, LLC and affiliated with Quinn Morgan, one of our directors, received a fee of $2.5 million from us in consideration for services rendered to us by 10th Lane Partners, LLC, its affiliates and employees.

Subordinated Notes

On June 30, 2010, we issued unsecured subordinated promissory notes, or the 2015 Subordinated Notes, with an aggregate principal amount of $8.5 million to ZM Private Equity Fund II, L.P. and certain of its affiliates at an initial interest rate of 20.0% per annum. No periodic principal or interest payments were required and the 2015 Subordinated Notes were to mature on June 30, 2015. Interest payments were accrued to principal on a quarterly basis. The 2015 Subordinated Notes could be prepaid at any time prior to maturity, at our option, at the original principal amount plus accrued interest without any prepayment penalties, subject to limitations under the agreement. In connection with our initial public offering in April of 2012, the interest rate on the 2015 Subordinated Notes was amended from 20.0% per annum to 10.0% per annum. In connection with our $400.0 million offering of 8.25% Second Priority Senior Secured Notes due 2020, which we refer to as our 2020 Senior Notes Offering, all of the 2015 Subordinated Notes were repaid in full on May 2, 2013.

On June 30, 2011, in connection with an amendment to our credit agreement, we issued an additional $10.0 million of unsecured subordinated promissory notes, or the 2016 Subordinated Notes, to ZM Private Equity Fund I, L.P. and ZM Private Equity Fund II, L.P. at an initial interest rate of 20.0% per annum. No periodic principal or interest payments were required and the 2016 Subordinated Notes were to mature on June 30, 2016.

Additionally, we issued $1.0 million in additional 2016 Subordinated Notes to the ZM Funds. In connection with our initial public offering in April of 2012, the interest rate on the 2016 Subordinated Notes was amended from 20.0% per annum to 10.0% per annum. In connection with the 2020 Senior Notes Offering, all of the 2016 Subordinated Notes were repaid in full on May 2, 2013.

Registration Rights

We are party to an amended and restated registration rights agreement among us and certain of the ZM Funds, which provides that ZM EAC LLC will have the right to demand that we register its shares of our common stock under the Securities Act for sale to the public. If ZM EAC LLC exercises its demand registration right, ZM Private Equity Fund I, L.P. and ZM Private Equity Fund II, L.P. will have the opportunity to include their shares of our common stock in the registration. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with the exercise of these demand registration rights.

In addition, the ZM Funds have piggyback registration rights, which means that they have the right to include their shares in any registration that we effect under the Securities Act, other than a registration effected pursuant to an exercise of demand registration rights, subject to specified exceptions. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these piggyback registration rights.

We are unable to estimate the dollar value of registration rights to the holders of these rights. The amount of reimbursable expenses under the registration rights agreement depends on a number of variables, including whether registration rights are exercised incident to a primary offering by us, the form on which we are eligible to register such a transaction, and whether we have a shelf registration in place at the time of a future offering.

PLAN OF DISTRIBUTION

On behalf of the Selling Stockholders, we are registering 3,233,332 shares of our common stock for possible resale by the Selling Stockholders. The Selling Stockholders may be deemed underwriters with respect to these shares. Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the Selling Stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The Selling Stockholders may offer and sell all or a portion of the shares of our common stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NASDAQ Global Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through underwriters or dealers directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may sell the shares of our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the Selling Stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Global Market or any other exchange or market.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares. Upon notification by a Selling Stockholder that it has entered into any material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information.

If the Selling Stockholders use underwriters in the sale of shares of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the shares in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If the Selling Stockholders use dealers in the sale of shares of our common stock, the Selling Stockholders will sell shares to such dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by such dealers at the time of resale. The Selling Stockholders may solicit offers to purchase the shares directly, and may sell the shares directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those shares. If required, the terms of these sales will be described in the applicable prospectus supplement. If the Selling Stockholders use agents in the sale of shares, unless otherwise indicated in the applicable prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.

The Selling Stockholders may grant underwriters who participate in the distribution of shares of our common stock an option to purchase additional shares to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. This regulation may limit the timing of purchases and sales of any of the shares of our common stock offered in this prospectus by the Selling Stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered in the prospectus supplement. The Selling Stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from the Selling Stockholders on a future date at a specific price. This type of contract may be made only with institutions that the Selling Stockholders specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Our common stock is listed on the NASDAQ Global Market. It has not presently been established whether the underwriters, if any, of the shares of our common stock will make a market in our common stock. If any such underwriters make a market in our common stock, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements incorporated in this prospectus by reference to Erickson Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014, have been so incorporated in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, as stated in their report included therein.

The financial statements incorporated in this prospectus by reference to Exhibit 99.1 to Erickson Incorporated’s Current Report on Form 8-K, filed with the SEC on April 2, 2014, have been so incorporated in reliance on the reports of Crowe Horwath LLP, an independent registered public accounting firm, as stated in its report included therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ericksonaircrane.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 8, 2014;

•	Our Current Report on Form 8-K, filed with the SEC on February 26, 2014;

•	Our Current Report on Form 8-K, filed with the SEC on March 4, 2014;

•

The audited financial statements of Evergreen Helicopters, Inc. and its consolidated subsidiaries as of December 31, 2012 and for the year ended December 31, 2012 (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on April 2, 2014);

•

The unaudited financial statements of Evergreen Helicopters, Inc. and its consolidated subsidiaries as of March 31, 2013, and for the three months ended March 31, 2013 and 2012 (incorporated by reference to Exhibit 99.2 to Amendment No. 2 to our Current Report on Form 8-K/A, filed with the SEC on July 18, 2013);

•

The pro forma financial information relating to the acquisition of Evergreen Helicopters, Inc. as of December 31, 2012 and March 31, 2013, and for the year ended December 31, 2012 and for the three months ended March 31, 2013 (incorporated by reference to Exhibit 99.3 to Amendment No. 2 to our Current Report on Form 8-K/A, filed with the SEC on July 18, 2013);

•	Our Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 29, 2014; and

•

The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on April 10, 2012, under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.ericksonaircrane.com. You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

Erickson Incorporated

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(503) 505-5800

Attention: Chief Financial Officer

PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus, other than any sales commissions or discounts, which expenses will be paid by the Selling Stockholders. All amounts shown are estimates other than the SEC registration fee.

Securities and Exchange Commission registration fee	$6,710
Accounting fees and expenses	$15,500
Legal fees and expenses	$30,000
Miscellaneous Expenses	$2,790
Total	$55,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred or, arising under the Securities Act of 1933, as amended. Our second amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL, and our second amended and restated bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 7 of the underwriting agreement filed as Exhibit 1.1 to our registration statement (filed on April 10, 2012), which provides for indemnification by the underwriter of our officers and directors against certain liabilities.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereonto duly authorized.

Date: May 9, 2014

ERICKSON INCORPORATED

By:	/s/ UDO RIEDER
Udo Rieder
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Udo Rieder and Eric Struik, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ UDO RIEDER Udo Rieder	Chief Executive Officer and Director (principal executive officer)	May 9, 2014

/s/ ERIC STRUIK Eric Struik	Chief Financial Officer (principal financial and accounting officer)	May 9, 2014

/s/ QUINN MORGAN Quinn Morgan	Director, Chairman of the Board	May 9, 2014

/s/ KENNETH LAU Kenneth Lau	Director	May 9, 2014

/s/ HANK HALTER Hank Halter	Director	May 9, 2014

/s/ GARY R. SCOTT Gary R. Scott	Director	May 9, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Crowe Horwath LLP

23.3	Consent of Covington & Burling LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.